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                       [NEW ENGLAND FINANCIAL LETTERHEAD]

                                                                       Exhibit 9

                                                      ANNE M. GOGGIN
                                                        SENIOR VICE
                                                       PRESIDENT AND
                                                      GENERAL COUNSEL


                                                     SEPTEMBER 5, 2003


New England Life Insurance Company
501 Boylston Street
Boston, MA  02116

Gentlemen and Ladies:

     In my capacity as General Counsel of New England Life Insurance Company (the "Company"), I am rendering the following opinion in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 3 under the Securities Act of 1933 (File No. 333-51676) and Amendment No. 25 under the Investment Company Act of 1940 (File No. 811-8828) to the Registration Statement on Form N-4 (the "Amendment"). This Amendment is being filed with respect to individual variable annuity contracts (the "Contracts") issued by New England Variable Annuity Separate Account (the "Account").

     In forming the following opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary and appropriate.

     It is my opinion that:

     1. The Account is a separate investment of the Company and is validly existing pursuant to the laws of the Commonwealth of Massachusetts.

     2. The Contracts, when issued in accordance with the Prospectus of the Account and in compliance with applicable local law, are and will be legal and binding obligations of the Company in accordance with their terms.

     3. Assets attributable to reserves and other contract liabilities and held in the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.
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New England Life Insurance Company
September 5, 2003
Page 2


    I consent to the filing of this opinion as an exhibit to the above-mentioned Amendment to the Registration Statement and to the inclusion of my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of this Amendment to the Registration Statement on Form N-4.



                                                     Very truly yours,

                                                     /s/ Anne M. Goggin

                                                     Anne M. Goggin
                                                     Senior Vice
                                                     President and
                                                     General Counsel